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                                 EXHIBIT 10.2

               FORM OF LEASING AND TENANT COORDINATING AGREEMENT
             BETWEEN REGISTRANT AND WELLS MANAGEMENT COMPANY, INC.
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                   LEASING AND TENANT COORDINATING AGREEMENT
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  THIS AGREEMENT, made as of the _____ day of _____________, ______, between
WELLS REAL ESTATE FUND ___, L.P., a Georgia limited partnership (the "Owner"), and WELLS MANAGEMENT COMPANY, INC., a Georgia corporation (the "Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

  WHEREAS, the Owner intends to raise money from the sale of limited partnership interests for the acquisition or construction of income-producing improvements on several tracts as yet unspecified but to be acquired by Owner (the "Partnership Properties"); and

  WHEREAS, the Owner intends to employ the Agent to manage any leasable improvements that may be constructed on the Partnership Properties; and

  WHEREAS, the Owner and Agent are entering into this Agreement to establish the terms and conditions for such services.

  NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the Owner and Agent agree as follows:

  1.  Leasing Agent.  The Owner hereby engages the Agent for the term hereof as
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the exclusive leasing and tenant coordinating agent for the improvements to be developed on the Partnership Properties.

  2.  Effective Date and Term.  This Agreement shall become effective upon the
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date hereof.  The initial term of this Agreement shall be for a period of 12 months beginning on the date the Owner notifies the Agent in writing that one or more Partnership Properties are available for lease. The term shall be automatically extended for an additional one year period at the end of each year unless the Owner or Agent give sixty (60) days written notice of their intention not to renew this Agreement. Both the Owner and the Agent may terminate this Agreement at an earlier date upon sixty (60) days written notice to the other party. The Agent may engage in preleasing activities as of the date hereof.

  3.  Leasing Functions.  The Agent, by the execution hereof, accepts the
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Owner's engagement of the Agent as the exclusive leasing and tenant coordination agent of the Partnership Properties for the term hereof, and agrees to use its best efforts to perform the following specific functions:

     (a) to seek diligently tenants and obtain signed leases for the Partnership Properties under the terms prescribed by the Owner;

     (b) to coordinate the planning of each tenant's space with the architect and obtain such tenant's approval of the plan;
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     (c) to coordinate the construction of each tenant's space with the contractor or the Owner and prepare an accounting of tenant overage costs (if any) for such tenant;

     (d) to coordinate each tenant's moving into its completed offices; and

     (e) not later than 30 days before the anniversary of this Agreement and extensions thereof, the Agent shall prepare and submit to the Owner for its approval a marketing and leasing plan for the Partnership Properties for the calendar year immediately following such submission. The leasing plan shall be in the form approved by the Owner prior to the date thereof. As often as reasonably necessary during the period covered by any such plan, Agent may submit to the Owner for its approval an updated plan incorporating such changes as shall be necessary to reflect leasing experience during such period. If the Owner does not disapprove any such plan within 30 days after receipt thereof by the Owner, such plan shall be deemed approved. If the Owner shall disapprove any such plan, it shall so notify the Agent within said 30 day period and explain the reasons therefor.

  4.  Reimbursement.  The Agent shall be reimbursed by the Owner for all
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expenses of the Partnership Properties that the Agent incurs in connection with the performance of its duties and obligations pursuant to this Agreement, provided that such expenses are expressly authorized by the Owner. Such reimbursements may include salaries and other employee-related expenses, travel and other out-of-pocket expenses directly related to a specific Partnership Property to the extent permitted by the Statement of Policy Regarding Real Estate Programs adopted on October 9 and 12, 1988, effective January 1, 1989, by the North American Securities Administrators Association, Inc., as amended (the "NASAA Guidelines").

  5.  Compensation of the Agent.
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      5.1 Agent. For performing the functions outlined in Section 3 the Agent
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shall be compensated as follows:

     (a) The Agent shall be paid two percent (2%) of the Gross Revenues paid monthly from rents collected;

     (b) In addition to the compensation paid to the Agent under Section 5.1(a) above, the Agent shall be entitled to receive a separate competitive fee for the one-time initial rent-up or lease-up of a newly constructed property, provided said fee is not included in the purchase price of the property paid by the Owner. For this purpose, a total rehabilitation shall be included in the phrase "newly constructed." The fee paid the Agent under this section is intended to comply with Article IV, Section G.3 of the NASAA Guidelines, and in all instances shall be interpreted in a manner which will comply with said provision;

     (c) The Agent's compensation under Section 5.1(a), but not Section 5.1(b) hereof, shall apply to all renewals, extensions or expansions of leases which the Agent has originally negotiated; and





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     (d) For planning and coordinating the construction of any tenant finish along with the Owner or any architect, contractor or other authorized person, the payment for which shall be the responsibility of the tenant, the Agent shall be entitled to receive from any such tenant an amount equal to 5% of the amount as remitted by the tenant to the Owner or to a representative of the Owner in payment for such construction.

  As used herein, the term "Gross Revenues" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Owner and proceeds received by the Owner from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Owner.

     5.2 Co-Brokerage. The Owner agrees that the Agent shall not be required to
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share or co-broker the compensation outlined in Sections 5.1(a) and (b) with another agent. The parties further agree that the amount paid to other real estate agents for their brokerage services shall reduce, on a dollar by dollar basis, the amount paid to the Agent under Section 5.1(b) hereof. Any commissions due other real estate agents for procuring a tenant shall be paid by the Owner.

     5.3 Sale of Partnership Properties. If the Partnership Properties are sold,
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the Owner agrees to furnish the Agent with an agreement signed by the purchaser assuming the Owner's obligations to pay compensation earned under Section 5.1 of this Agreement.

  6.  Agent's Limited Liability.
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     6.1 Agent's Liability.  The Agent's liability is limited in the following
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ways:

     (a) The Agent shall not be responsible for acts or omissions of any contractor, any sub-contractor or any of their agents or employees or any other persons performing any of the work on the Partnership Properties which did not result from the negligence or misconduct of Agent.

     (b) The Agent shall not be responsible for errors or omissions of the architect, his or its engineers, employees or agents or any other independent engineer, surveyor or other professionals providing services in connection with the construction of the Partnership Properties which did not result from the negligence or misconduct of Agent.

     6.2  Indemnification of Owner.  In the performance of its duties hereunder,
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the Agent shall diligently endeavor to protect the property rights and interests of the Owner as vested in the Partnership Properties. The Agent hereby agrees to indemnify the Owner and hold the Owner harmless from and against any claims, actions, damages, expenses (including, without limitation, attorneys' and accountants' fees and court costs) and liabilities relating to the negligence or misconduct of the Agent.




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  7.  Notices.  Any notice which may be or is required to be given hereunder
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shall be deemed given when received by personal delivery or by registered or certified United States mail, postage prepaid, return receipt requested, addressed to the Owner and/or the Agent at the addresses set forth after their respective name below, or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section 7.

                Owner:  Wells Real Estate Fund ___, L.P.
                        c/o Wells Partners, L.P.
                        General Partner
                        3885 Holcomb Bridge Road
                        Norcross, Georgia  30092

                Agent:  Wells Management Company, Inc.
                        3885 Holcomb Bridge Road
                        Norcross, Georgia  30092

  8.  Limitation.  Except as otherwise specifically provided in this Agreement,
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the Agent shall have no right to incur any liability on behalf of the Owner or to bind the Owner by any contract or obligation.

  9.  Activities of Agent.  The obligations of the Agent pursuant to the terms
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and provisions of this Agreement shall not be construed to preclude the Agent from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with the Partnership Properties or the business of the Owner.

  10.  Independent Contractor.  The Agent and the Owner shall not be construed
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as joint venturers or partners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects the status of the Agent to the Owner under this Agreement is that of an independent contractor.

  11.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Georgia.

  12.  Counterparts.  This Agreement may be executed in multiple counterparts,
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each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

  13.  Entire Agreement.  This Agreement contains the entire understanding and
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all agreements between the parties hereto respecting the leasing and coordinating of tenant improvements on the Partnership Properties. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the leasing and tenant coordinating of the improvements on the Partnership Properties which are not fully expressed herein.




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  14.  Section Headings.  The section headings in this Agreement are inserted
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only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

  15.  Disputes.  If there shall be a dispute among the Agent and the Owner
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relating to this Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys' fees.

  16.  Binding Agreement.  This Agreement shall be binding upon the parties
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hereto and their successors and assigns.  This Agreement shall not be changed orally, but may be changed only by a written agreement signed by the Owner and the Agent. No waiver or any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof or of this Agreement.

  17.  Assignment.  Agent may delegate partially or in full its duties and
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rights under this Agreement but only with the vote of a majority in interest of the Limited Partners of the Owner. Except as provided in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

           (THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK)



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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

OWNER                                 AGENT
-----                                 -----

WELLS REAL ESTATE FUND __, L.P.       WELLS MANAGEMENT COMPANY, INC.,
A Georgia Limited Partnership         A Georgia Corporation

By: WELLS PARTNERS, L.P.,
    A Georgia Limited Partnership
    General Partner                   By:____________________________________
                                      Leo F. Wells, III
                                      President

    By: WELLS CAPITAL, INC.,          Attest:
        A Georgia Corporation
        General Partner               By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________
        By:______________________
            Leo F. Wells, III
            President

    Attest:

    By:__________________________
    Name:________________________
    Title:_______________________


By:______________________________
    LEO F. WELLS, III
    General Partner




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